Sub-Item 77D: Policies with Respect to Security Investments

Effective July 22, 2016, the Goldman Sachs Managed Futures Strategy Fund
 (the Fund) made certain enhancements to the Funds investment strategies. These changes are described in the supplement to the Funds Prospectus and Summary Prospectus, filed pursuant to Rule 497 under the Securities Act of 1933 with the Securities and Exchange Commission on June 24, 2016 (Accession No. 0001193125-16-631340), which is incorporated herein by reference.